UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 28, 2005

Limited Brands, Inc.
(Exact Name of Registrant
as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-8344 (Commission File Number)	31-1029810 (IRS Employer Identification No.)

Three Limited Parkway Columbus, OH (Address of Principal Executive Offices)	43230 (Zip Code)

Registrant’s telephone number, including area code: (614) 415-7000

Not Applicable (Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

      Item 1.01 Entry into a Material Definitive Agreement

     On April 28, 2005, the Compensation Committee of Limited Brands, Inc. (the “Company”) granted to Leonard A. Schlesinger, the Company’s Vice Chairman and Chief Operating Officer, options to purchase 125,000 shares of the Company’s common stock at a per share exercise price of $21.88, the fair market value of a share of the Company’s common stock on the grant date. Copies of the option agreement are attached as Exhibit 1.01 and are incorporated herein by reference. Mr. Schlesinger’s options vest and become exercisable in four annual installments of 31,250 options beginning on the first anniversary of the grant date, subject to continued employment, but subject to earlier vesting as provided in the Company’s 1993 Stock Option and Performance Incentive Plan (2003 Restatement) (the “Plan”). The options were granted under the Plan, are subject in all respects to the Plan’s terms and conditions and expire ten years after the date of grant. The Plan is filed as Exhibit 10.5 to the Company’s Form 10-K for the Company’s fiscal year ended January 31, 2003, filed on April 14, 2004.

Section 9 - Financial Statements and Exhibits

      Item 9.01 Financial Statements and Exhibits

            (c) Exhibits

Exhibit No.	Description

1.01	Option Agreement dated as of April 28, 2005 between Limited Brands, Inc. and Leonard A. Schlesinger.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIMITED BRANDS, INC.

Date: May 02, 2005	By:	/s/ Douglas L. Williams

Name: Douglas L. Williams
Title: Authorized Officer